UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2025

______________________________

CoinShares Bitcoin ETF

(Exact name of registrant as specified in its charter)

Delaware	001-41909	86-6430837
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

437 Madison Avenue, 28th Floor New York, NY (Address of principal executive offices)	10022 (zip code)

Registrant’s telephone number, including area code: (646) 308-1518

CoinShares Valkyrie Bitcoin Fund
320 Seven Springs Way, Suite 250
Brentwood, TN 37027

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest of CoinShares Bitcoin Fund	BRRR	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 25, 2025, the Sponsor caused a Certificate of Amendment to the Trust’s Certificate of Trust to be filed with the Secretary of State of the State of Delaware in order to change the name of the Trust from “CoinShares Valkyrie Bitcoin Fund” to “CoinShares Bitcoin ETF”. In addition, on July 25, 2025, the Sponsor and CSC Delaware Trust Company, the Trustee of the Trust, entered into a Third Amendment (the “Amendment”) to the First Amended and Restated Trust Agreement of the Trust dated December 28, 2023 (the “Trust Agreement”). The Amendment made conforming changes to the Trust Agreement to reflect the change to the name of the Trust.

Item 9.01 Financial Statements and Exhibits

3.2	Certificate of Amendment to the Certificate of Trust

4.4	Third Amendment to the Amended and Restated Trust Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 25, 2025	CoinShares Bitcoin Fund
CoinShares Co., as Sponsor of the CoinShares Bitcoin Fund

	By:	/s/ Jean-Marie Mognetti
	Name:	Jean-Marie Mognetti
	Title:	Principal Executive Officer